                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                     AIR EXPRESS INTERNATIONAL CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                     AIR EXPRESS INTERNATIONAL CORPORATION
                               120 Tokeneke Road
                           Darien, Connecticut 06820

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JUNE 17, 1999

                               ----------------

To our Shareholders:

  The Annual Meeting of Shareholders of Air Express International Corporation (the "Company") will be held at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, Connecticut, on Thursday, June 17, 1999, at 11:00 a.m., Eastern Daylight Time, for the following purposes:

    (1) To elect seven (7) directors;

    (2) To approve an amendment to the Company's 1996 Incentive Stock Plan to permit the grant of stock options and stock appreciation rights to members of the board of directors of the Company who are not salaried employees of the Company;

    (3) To transact such other business as properly may come before the meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on May 6, 1999, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

                                          By Order of the Board of Directors

                                          Daniel J. McCauley, Secretary

May 20, 1999
Darien, Connecticut

                               ----------------

  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN, AND MAIL THE ACCOMPANYING FORM OF PROXY TO THE COMPANY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED ENVELOPE.

                     AIR EXPRESS INTERNATIONAL CORPORATION
                               120 Tokeneke Road
                           Darien, Connecticut 06820

                               ----------------

                                PROXY STATEMENT

                               ----------------

  The accompanying proxy is solicited by the Board of Directors of Air Express International Corporation (the "Company") in connection with the Annual Meeting of Shareholders to be held on Thursday, June 17, 1999, or at any adjournment thereof, for the purposes set forth in the accompanying notice of the meeting. The Board of Directors has fixed the close of business on May 6, 1999, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting. On that date, there were outstanding 33,403,494 shares of Common Stock. Each holder of Common Stock is entitled to one vote for each share held on all matters to come before the meeting, including the election of directors. Shares may be voted in person or by proxy. The accompanying proxy may be revoked by the person giving it at any time prior to its being voted by filing a written notice of such revocation with the Secretary of the Company or by attending the meeting and voting in person. This proxy statement and the accompanying form of proxy are first being sent or given to security holders on or about May 20, 1999.

  A majority of the outstanding shares entitled to vote must be present in person or represented by proxy at the meeting to constitute a quorum. The shares represented by a proxy which is timely returned and marked "Abstain" as to any matter as well as broker non-votes will be considered present at the meeting and will be included in the calculation of those shares needed to constitute a quorum. The shares represented by such proxies, although considered present for proxy purposes, will not be considered a part of the voting power present with respect to any proposal which is abstained from or to which the broker non-vote relates.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

Nominees and Vote Required

  Seven directors are to be elected at the Annual Meeting, each to serve until the next Annual Meeting of Shareholders and until his successor has been duly elected and qualifies. If no direction to the contrary is given, all proxies received by the Board of Directors will be voted in favor of the nominees listed below. If any nominee is unable or declines to serve, an event not now anticipated by the Board of Directors, such proxies may be voted for the election of a substitute designated by the Board of Directors. Each of the nominees is currently serving as a director of the Company and was elected to that position at the last Annual Meeting of Shareholders. Noel E. Vargas, a current director of the Company, will not be standing for re-election since he has reached the mandatory retirement age specified in the Company's by-laws.

  A plurality of the votes of the shares present in person or represented by proxy at the meeting shall be needed for the election of a director.

  The following table sets forth information with respect to each nominee for election as a director at the Annual Meeting:

                                                                     Director
                                   Principal Occupation and        Continuously
           Name           Age         Other Directorships             Since
           ----           ---      ------------------------        ------------
 John M. Fowler..........  50 Independent business consultant          1985
                              since August 1998. Executive Vice
                              President and Chief Financial
                              Officer, MoneyGram Payment
                              Systems, Inc., October 1996
                              through August 1998. Independent
                              business consultant from July 1995
                              through October 1996. Executive
                              Vice President of Travelers Group
                              Inc. (formerly Primerica
                              Corporation), New York, New York,
                              1991 through June 1995. Director
                              of Transatlantic Holdings, Inc.
                              and MoneyGram Payment Systems,
                              Inc.
 Hendrik J. Hartong......  60 Chairman of the Board of the             1985
                              Company since 1985 (Chief
                              Executive Officer from 1985 to
                              1989); since 1988 General Partner
                              of Brynwood Partners II L.P. and
                              since 1996 General Partner of
                              Brynwood Partners III, L.P.,
                              private investment partnerships.
                              Director of Hurco Companies, Inc.
                              and Lincoln Snacks Company.
 Donald J. Keller........  67 Chairman of the Board of Vlasic          1990
                              Foods International, Inc. since
                              March 1998; Chairman of the Board
                              of Prestone Products Corporation
                              from January 1995 through June
                              1997. Chairman of the Board of B.
                              Manischewitz Company from March
                              1993 until May 1998 (President,
                              Co-Chief Executive Officer and a
                              director from May 1992 to March
                              1993). Director of Dan River Inc.
 Andrew L. Lewis IV......  42 President, KRR Partners L.P., a          1986
                              private investment partnership,
                              since July 1993; Director of Hurco
                              Companies, Inc. and Independence
                              Blue Cross of Philadelphia.
 Richard T. Niner........  59 General Partner since 1988 of            1985
                              Brynwood Partners II L.P., and
                              General Partner of Wind River
                              Associates LP., private investment
                              partnerships. Director of Arrow
                              International, Inc., Case Pomeroy
                              & Company, Inc. and Hurco
                              Companies, Inc.
 John Radziwill..........  51 Private investor since August            1995
                              1997. President of Radix
                              Organization Inc. from July 1976
                              until August 1997; President of
                              Radix Ventures Inc. from 1979
                              until its acquisition by the
                              Company in June 1995.
 Guenter Rohrmann........  60 President and Chief Executive            1985
                              Officer of the Company since 1989.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE
                  ELECTION OF EACH OF THE FOREGOING NOMINEES.

Committees of the Board of Directors

  The Board of Directors has an Executive Committee, an Audit Committee, a Compensation and Stock Option Committee and a Nominating Committee.

  The Executive Committee (consisting of Messrs. Hartong, Niner and Rohrmann) has all of the powers of the Board of Directors between meetings of the Board, subject to Delaware law.

  The Audit Committee (consisting of Messrs. Lewis, Keller, Niner and Vargas) has the responsibility of meeting with the Company's independent public accountants and internal auditors to review the plan, scope and results of the audit of the Company's annual financial statements and the recommendations of the independent public accountants regarding the Company's internal accounting systems and controls. The Audit Committee also recommends the appointment of the independent public accountants for the ensuing year.

  The Compensation and Stock Option Committee (consisting of Messrs. Fowler, Keller, Lewis and Radziwill) reviews and approves the compensation of officers, including the Chief Executive Officer, and administers the Company's stock option plans.

  The Nominating Committee (consisting of Messrs. Fowler, Hartong, Niner and Rohrmann) screens and selects candidates to stand for election as directors of the Company. The Nominating Committee will consider responsible recommendations by shareholders of candidates to be nominated as directors of the Company but does not intend to solicit such recommendations. All such recommendations must be in writing to the Nominating Committee addressed to the Secretary of the Company. By accepting a shareholder recommendation for consideration, the Nominating Committee does not undertake to adopt or take any other action concerning such recommendation or to give the shareholder its reasons for any action or inaction.

  During the year ended December 31, 1998, there were seven meetings of the Board of Directors, three meetings of the Executive Committee, two meetings of the Audit Committee, two meetings of the Compensation and Stock Option Committee, and one meeting of the Nominating Committee. Each director attended more than 75% of the aggregate of the meetings of the Board of Directors and of the committees thereof on which he served.

Director Compensation

  During 1998, each director who is not an officer of the Company received an annual fee of $20,000 for serving as a director and $1,250 for each day of attendance at meetings of the Board of Directors or a committee thereof.

Security Ownership of Certain Beneficial Owners and Management

  The following table sets forth as of April 23, 1999 (except as otherwise noted), information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding Common Stock of the Company, (ii) each executive officer of the Company named in the Summary Compensation Table under "Executive Compensation" in this Proxy Statement, (iii) each current director and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated in the footnotes to this table, beneficial ownership of shares represents sole voting and investment power with respect to those shares:

                                                                  Percentage of
                                                   Shares Owned    Outstanding
                Beneficial Owner                 Beneficially (#) Shares (%)(1)
                ----------------                 ---------------- -------------
Wellington Management Company (2)...............    3,187,700          9.5%
 75 State Street
 Boston, Massachusetts 02109
FMR Corp. (3)...................................    1,804,287          5.4
 82 Devonshire Street
 Boston, Massachusetts 02109
Franklin Resources Inc. (4).....................    2,197,770          6.6
 77 Mariners Boulevard
 San Mateo, California 94403
Hendrik J. Hartong, Jr. (5).....................      486,517          1.5
Guenter Rohrmann (6)............................      480,507          1.4
Robert J. O'Connell (7).........................       44,742          (14)
Dennis M. Dolan (8).............................      102,938          (14)
Giorgio Laccona (9).............................       56,097          (14)
Daniel J. McCauley (10).........................       49,238          (14)
John M. Fowler..................................       45,000          (14)
Donald J. Keller................................        5,063          (14)
Andrew L. Lewis IV..............................       12,607          (14)
Richard T. Niner (11)...........................      357,087          1.0
John Radziwill..................................      408,502          1.2
Noel E. Vargas (12).............................      457,290          1.4
All directors and executive officers as a group
 (consisting of 13 persons) (13)................    2,505,588          7.5

--------
 (1) Shares issuable upon the exercise of stock options owned by that person which can be exercised within 60 days of April 23, 1999, are deemed outstanding for the purpose of computing the number and percentage of outstanding shares owned by that person (and any group that includes that person) but are not deemed outstanding for the purpose of computing the percentage of outstanding shares owned by any other person.
 (2) Based on information set forth in an amendment to a Schedule 13G filed by Wellington Management Company ("Wellington"), dated January 1, 1999, Wellington shared voting power with respect to 2,309,400 and shared dispositive power with respect to of 3,187,700 shares owned by clients for whom it acts as an investment advisor.
 (3) Based on information set forth in an amendment to a Schedule 13G dated February 1, 1999 filed jointly by FMR Corp. ("FMR"), Edward C. Johnson
      3d ("Mr. E. Johnson"), Abigail P. Johnson ("Ms. Johnson"), FMR, Mr. E. Johnson and Ms. Johnson owned an aggregate of 1,804,287 shares. This amendment indicates that FMR, Mr. E. Johnson and Ms. Johnson have sole dispositive power over all 1,804,287 shares, that FMR has sole voting power over 152,837 shares and no shared voting power over any shares and that neither Mr. E. Johnson nor Ms. Johnson have sole or shared voting power with respect to any of such shares.
 (4) Based on information in a Schedule 13G dated January 22, 1999 filed jointly by Franklin Resources Inc. ("FRI"), Charles B. Johnson ("Mr. C. Johnson"), Rupert A. Johnson, Jr. ("Mr. R. Johnson") and Franklin
      Advisers Inc. ("FAI"), FRI, Mr. C. Johnson, Mr. R. Johnson and FAI owned an aggregate of 2,197,700 shares. This filing indicates that FAI has sole power to vote over 2,166,300 shares, that FAI has sole dispositive power over 2,166,300 shares and Franklin Management Inc. has sole dispositive power over 31,470 shares, and that FRI, Mr. C. Johnson and Mr. R. Johnson are deemed to have beneficial ownership of 2,197,300 shares, and FAI has beneficial ownership of 2,166,300 shares. None of these persons has voting power over 31,470 shares.
 (5)  Includes 83,750 shares issuable upon the exercise of stock options.
 (6)  Includes 131,250 shares issuable upon the exercise of stock options.
 (7)  Includes 18,750 shares issuable upon the exercise of stock options.
 (8)  Includes 30,000 shares issuable upon the exercise of stock options.
 (9)  Includes 30,000 shares issuable upon the exercise of stock options.
(10)  Includes 22,500 shares issuable upon the exercise of stock options.
(11) Includes 5,061 shares held in custodial accounts for the benefit of Mr. Niner's children.
(12) Includes 156,632 shares held as trustee of the Vargas Family Trust for the benefit of Mr. Vargas and certain members of his family as to which Mr. Vargas has sole voting and dispositive power.
(13)  Includes 316,250 shares issuable upon the exercise of stock options.
(14)  Less than 1%.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's directors and executive officers, and each person who beneficially owns more than ten percent of the Company's Common Stock, file with the Securities and Exchange Commission an initial report of beneficial ownership and subsequent reports of changes in beneficial ownership of the Company's Common Stock and to furnish copies of such reports to the Company. Based solely upon a review of the copies of the forms furnished to the Company and inquiry of the Company's directors and executive officers, the Company believes that all of its directors and executive officers, and all persons owning beneficially more than ten percent of the Company's Common Stock, complied in a timely manner with all filing requirements applicable to them with respect to transactions during the year ended December 31, 1998.

                            EXECUTIVE COMPENSATION

                          Summary Compensation Table

  The following table sets forth the cash compensation, as well as certain other compensation, paid or accrued by the Company to the Chief Executive Officer and each of the four most highly compensated executive officers of the Company (other than the Chief Executive Officer) as of December 31, 1998, for their services in all capacities for each of the years in the three-year period ended December 31, 1998:

                                                         Long-Term
                                                        Compensatiom
                                                        ------------
                               Annual Compensation (1)   Securities
                               ------------------------  Underlying
                                                        Options (2)   All Other
                                                           (# of     Compensation
 Name and Principal Position   Year Salary($) Bonus($)    Shares)      ($) (3)
 ---------------------------   ---- --------- --------- ------------ ------------
 Guenter Rohrmann............  1998  560,000    500,000    75,000      115,299
  President and Chief          1997  525,000  1,200,000         0      114,549
  Executive Officer            1996  480,000    800,000         0       40,497


 Robert J. O'Connell.........  1998  210,000    150,000         0       58,799
  Senior Vice President        1997  200,000    250,000    15,000       55,299
                               1996  190,000    150,000         0       14,740


 Dennis M. Dolan.............  1998  200,000    150,000         0       28,975
  Executive Vice President     1997  190,000    250,000    15,000       26,000
  and Chief Financial Officer  1996  175,000    150,000         0       13,088


 Giorgio Laccona.............
  Senior Vice President,       1998  185,000    150,000         0       28,012
  General Manager              1997  170,000    250,000    15,000       24,600
  The Americas                 1996  155,000    150,000         0       12,488


 Daniel J. McCauley..........  1998  165,000     60,000         0       60,147
  Vice President, Secretary    1997  155,000    100,000    15,000       58,699
  and General Counsel          1996  145,000     75,000         0        7,000

--------
(1) Salary levels for each year are fixed at the beginning of the year. Bonuses for each year are determined following the end of the year.
(2)  Adjusted to reflect stock dividend paid on July 25, 1997.
(3) Consists of contributions by the Company to its 401(k) Retirement Plan, which covers substantially all U.S.-based employees who are not covered by a collective bargaining agreement. The Company contributes (i) a sum equal to 3% of the salary of each eligible employee and (ii) a further sum, not exceeding 3% of the employee's salary, equal to the amount, if any, contributed by the employee, subject to certain limitations imposed by the Internal Revenue Code. Contributions under the 401(k) Retirement Plan for 1998 for Messrs. Rohrmann, O'Connell, Dolan, Laccona and McCauley were $9,300, $9,800, $9,300, $9,300 and $7,634, respectively. In addition, the
    Company makes contributions under its Deferred Compensation Plan equal to 3% of the amounts deferred thereunder by the named executive officers. Contributions under the Deferred Compensation Plan for 1998 for Messrs. Rohrmann, O'Connell, Dolan, Laccona and McCauley were $36,000, $9,000, $8,675, $8,212 and $5,513, respectively. A participant's interest in the Company's contributions to the 401(k) Retirement Plan and the Deferred Compensation Plan vests at the rate of 20% for each of the first five years of service and is fully vested thereafter. The balance in 1998 and 1997 represents the dollar value of premiums paid by the Company with respect to life insurance for the benefit of each of the named executive officers.

                          Stock Option Grants in 1998

  The following table sets forth information with respect to the grant of stock options during 1998 to the executive officers named in the Summary Compensation Table.

                                        Individual Grants
                         ------------------------------------------------
                                                                              Potential
                                      Percent of                          Realizable Value
                                        Total                                at  Assumed
                                       Options                             Annual Rates of
                          Options     Granted to   Exercise                  Stock Price
                          Granted    Employees in  Price per   Expiration Appreciation for
                         (# of Shs.)   1998(1)    Share ($)(2)    Date     Option Term (3)
                         ----------  ------------ ------------ ---------- -----------------
          Name                                                              5%       10%
          ----                                                            ------- ---------
Guenter Rohrmann........   75,000         47%        26.31      6/18/03   544,617 1,205,675
Robert J. O'Connell.....        0        --            --           --        --        --
Dennis M. Dolan.........        0        --            --           --        --        --
Giorgio Laccona.........        0        --            --           --        --        --
Daniel J. McCauley......        0        --            --           --        --        --

--------
(1) Options with respect to a total of 160,000 shares were granted to employees in 1998.
(2) All options were granted at an exercise price equal to the market value on the date of grant.
(3) Represents the potential appreciation of the options over their stated term of five-years, based upon assumed compounded rates of appreciation of 5% per year (equivalent to 27.6%) and 10% per year (equivalent to 61.1%). The amounts set forth in these columns are not intended as forecasts of future appreciation, which is dependent upon the actual increase, if any, in the market price of the underlying shares, and there is no assurance that the amounts of appreciation shown in the table actually will be realized.

                    Aggregated Option Exercises in 1998 and
                       Option Value at December 31, 1998

  The following table sets forth, for each of the executive officers named in the Summary Compensation Table, information with respect to the exercise of stock options during 1998 and holdings of unexercised options at the end of the year:

                                                  Number of Shares        Value of Unexercised
                                               Underlying Unexcercised        In-the-Money
                                                     Options at                Options at
                                                 Fiscal Year End(#)      Fiscal Year End ($)(1)
                                              ------------------------- -------------------------
                           Shares
                         Acquired on  Value
                          Exercise   Realized
          Name               (#)       ($)    Exercisable Unexercisable Exercisable Unexercisable
          ----           ----------- -------- ----------- ------------- ----------- -------------
Guenter Rohrmann........        0          0    84,375       103,125      499,247      166,416
Robert J. O'Connell.....   31,500    497,777     9,375        16,875       33,283       33,283
Dennis M. Dolan.........        0          0    20,625        16,875       99,849       33,283
Giorgio Laccona.........   11,250    224,674    20,625        16,875       99,849       33,283
Daniel J. McCauley......        0          0    15,000        15,000       66,567       22,189

(1) Based on the excess of (i) the aggregate market value (closing price on the NASDAQ National Market) of the underlying shares on December 31, 1998, over (ii) the aggregate exercise price of the options.

Employment Contracts and Change-of-Control Arrangements

  The Company is party to an employment agreement with Mr. Rohrmann that provides for an annual base salary and such annual incentive compensation bonus as the Compensation and Stock Option Committee may determine. Mr. Rohrmann's base salary is subject to review annually and currently is $585,000. By its terms, the agreement will expire December 31, 2001. The agreement provides that in event of a change of control (as defined below), either party may terminate the executive's employment at any time, and upon such termination, the Company would be required to pay in a lump sum the balance of the base salary for the unexpired term of the agreement (but not less than two times the annual base salary). A "change of control" is defined in the agreement as (i) the acquisition by any person (which term includes any entity or group) of shares of the Company's Common Stock representing more than 40% of the shares outstanding or (ii) the sale or other disposition by the Company of all or substantially all of its assets.

Performance Graph

  The following Performance Graph compares the cumulative total shareholder return on the Company's Common Stock over the five years ended December 31, 1998, with the cumulative total return for the same period of (i) the Standard & Poor's 500 Stock Index and (ii) a peer group comprised of four publicly held companies: Airborne Freight Corporation, Expediters International of Washington, Inc., Circle International Group, Inc. (formerly, The Harper Group, Inc.), and Fritz Companies, Inc. Dividend reinvestment has been assumed and, with respect to companies in the peer group, the returns of each company have been weighted to reflect its stock market capitalization relative to that of the other companies in the group.

                      FIVE YEAR CUMULATIVE TOTAL RETURNS
                  VALUE OF $100 INVESTED ON DECEMBER 31, 1993





                              [PERFORMANCE GRAPH]


                            Base Period
Company Name/Index            Dec 93    Dec 94  Dec 95  Dec 96  Dec 97  Dec 98
--------------------------- ----------- ------- ------- ------- ------- -------
Air Express International
 Corporation...............    $100     $152.67 $175.64 $250.23 $356.77 $256.81
S&P 500 Index..............     100      101.32  139.40  171.40  228.59  293.91
Peer Group.................     100       98.93  142.28  103.11  171.47  181.77

Report of Compensation and Stock Option Committee

  The Compensation and Stock Option Committee reviews and approves the annual compensation of the Company's executive officers, as well as the Company's policies and practices with respect to compensation of other management personnel.

  Compensation of executive officers consists primarily of base salary and discretionary bonus awards tied to performance and, where appropriate, the grant of stock options. Although the percentage of total compensation borne by each of these components is not fixed, it is the view of the Committee that, in the case of the most senior officers, the discretionary bonus should represent a substantial percentage of total compensation and, indeed, a greater percentage than is the case with officers having more narrowly defined responsibilities.

  In reviewing the compensation of the Company's executive officers (including the grant of stock options), the Committee considers (i) the levels of executive compensation paid by the Company's principal competitors in the air freight and air freight forwarding industry (including those publicly held companies in the peer group shown in the Performance Graph above), to the extent reliable information with respect thereto is available, (ii) the Company's reported earnings, earnings per share and profit margin (operating income as a percentage of revenues), both in absolute terms as well as in relation to budget forecasts, results for prior years and competitors' results (where publicly available), (iii) the Company's return on equity and stock price performance relative to those of its publicly held competitors and the market as a whole and (iv) the extent to which the Company has achieved or exceeded its goals for the year. No specific weight is accorded to any single factor and different factors may be accorded greater or lesser weight in particular years or for particular officers. Salary levels for each year are reviewed and fixed at the beginning of the year based primarily on the Company's performance during the preceding year and the general trends in executive salaries within the Company's industry. Cash bonuses are determined and paid shortly following the end of the year based primarily on the Company's performance, and that of its Common Stock, during the year, the extent to which the Company's goals for the year were met or exceeded and the success of management in addressing particular challenges that were presented during the year.

  In determining the cash bonuses to be paid for 1998 to the Company's senior executive officers, including the Chief Executive Officer, the Committee noted
(a) that management continued to integrate successfully various operations which had been acquired into the Company's logistics service and information network and (b) that, while net income for the Company was at a level which was the second highest in Company history, it did not exceed net income for 1997 and did not meet management's goals for the year. Accordingly, the cash bonuses for the Company's executive officers and management in general were reduced substantially from 1997 levels. The reduction reflected the Committee's views of responsible management and of the appropriate levels of bonus based upon the year's financial results.

  Section 162(m) of the Internal Revenue Code generally limits (to $1,000,000 per covered executive) the deductibility of the annual compensation paid to a company's chief executive officer and each of its other four most highly compensated executive officers. That section and proposed regulations thereunder contain certain exclusions from the deductibility limitation, including compensation that is determined on the basis of performance goals as well as compensation attributable to the exercise of stock options and rights, under plans that meet certain criteria and are approved by shareholders. The Company's 1996 Incentive Stock Plan has been designed to satisfy these criteria. Compensation attributable to the exercise of outstanding options previously granted under the Company's 1991 Incentive Stock Plan is also excludable from the deductibility limitation pursuant to certain transition rules under the Internal Revenue Code. The Committee is continuing to review the

Company's compensation practices for covered executives with a view to preserving the deductibility of their compensation to the maximum extent possible, taking all relevant factors into account, and will consider carefully the possible modification of any compensation arrangements that might be expected to result in any material loss of deductions.

                                              THE COMPENSATION AND
                                                STOCK OPTION COMMITTEE
                                                  John M. Fowler, Chairman
                                                  Donald J. Keller
                                                  Andrew L. Lewis IV
                                                  John Radziwill

Compensation Committee Interlocks and Insider Participation

  No member of the Compensation and Stock Option Committee is an officer or employee of the Company or any of its subsidiaries or currently participates in any of the Company's management compensation plans or programs. No executive officer of the Company is a director or member of the compensation committee of any other entity of which any member of the Company's Compensation and Stock Option Committee is an officer or employee.

                                  PROPOSAL 2

                    AMENDMENT OF 1996 INCENTIVE STOCK PLAN

Introduction

  On April 17, 1996, the Company's Board of Directors adopted the 1996 Incentive Stock Plan (as amended, the "Plan"), which was approved by the Company's stockholders at the 1996 Annual Meeting. In 1998, the Company's Board of Directors and stockholders approved an amendment to the Plan increasing the number of shares of Common Stock reserved under the Plan to 1,350,000. On April 30, 1999, the Board of Directors adopted a further amendment to the Plan to permit the grant of stock options and stock appreciation rights under the Plan to be made to directors who are not salaried employees of the Company. This amendment will not become effective unless it is approved at the meeting by the Company's stockholders. As of May 14, 1999, the closing price of a share of Common Stock as reported by The NASDAQ Stock Market, Inc. was $27 7/8.

  The Board of Directors believes that an increasing number of public companies are implementing stock-based compensation programs for their outside directors. The Board of Directors also believes that stock options and stock appreciation rights held by non-employee directors would align their interests more closely to those of the Company's stockholders generally.

  The Compensation and Stock Option Committee (the "Committee") is charged with responsibility for administering the Plan. The Committee will have the authority to determine which non-employee directors, including members of the Committee, will receive stock options or stock appreciation rights, the number of shares covered by such options and rights and certain other terms thereof.

Summary of Plan as Amended

  The following is a summary of the material features of the Plan (including the amendment to be voted on at the meeting). The summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, as amended, a copy of which is appended to this Proxy Statement as Annex A.

  The Plan provides for the granting to eligible employees and directors who are not salaried employees of the Company of stock options ("Options"), which may be Incentive Options (as defined) or Non-Qualified Options (as defined); provided that only eligible employees may be granted Incentive Options. In addition, stock appreciation rights ("Rights") may be granted alone or in conjunction with or in the alternative to Options.

  Options and Rights may be granted with respect to an aggregate of up to 1,350,000 shares (the "Shares") of the Company's Common Stock (which number is subject to adjustment in the event of stock dividends, stock splits and other similar events) during the period from July 1, 1996 through June 30, 2006. To the extent that an Option is not exercised within the period of exercisability specified therein, it will expire as to the then unexercised part. If any Option or Right terminates prior to the expiration of the Plan, the Committee has the right to use the Shares as to which such Option or Right was not exercised to grant one or more additional Options or Rights. The Shares may be made available from either authorized but unissued shares, treasury shares or both. The effective date of the Plan was July 1, 1996. In the event that the amendment to the Plan to permit the grant of Options and Rights to directors who are not salaried employees of the Company is not approved by shareholders at the annual meeting, such directors would continue not to be eligible to receive Options or Rights.

  The Committee has been delegated authority to administer the Plan. Under the Plan, the Committee must consist of not fewer than three members of the Board of Directors who are both (i) "disinterested persons" within the meaning of Rule 16b-3 as in effect on the effective date of the Plan (or any successor rule or regulation) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Members of the Committee are eligible to receive Options or Rights under the Plan. The Committee has the authority to determine the individuals to whom and the date on which Options and Rights are to be granted, the number of Shares to be subject to each Option and Right, the exercise price of Shares subject to each Option and Right and the other terms and provisions of each Option and Right. The Company will receive no monetary consideration for granting Options or Rights under the Plan.

  Options and Rights may be granted to salaried key employees (including executive officers) of the Company, or of any subsidiary corporation or parent corporation of the Company, and to directors of the Company who are not salaried employees of the Company.

  The aggregate number of Shares with respect to which Options and/or Rights may be granted to any one employee or director pursuant to the Plan may not exceed 187,500 Shares (after giving effect to the stock dividend paid by the Company in 1997). In addition, no individual employee may be granted Incentive Options to purchase Shares if the aggregate fair market value of Shares with respect to which Incentive Options are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company or any subsidiary or parent corporation of the Company) exceeds $100,000. For the purpose of the foregoing limitation, the fair market value of Shares subject to an Incentive Option is to be determined as of the time the Option is granted, the limitation is to be applied by taking into account Options in the order in which they were granted and Incentive Options granted before 1987 need not be taken into account. Directors who are not salaried employees of the Company are not eligible to receive Incentive Options.

  The Committee may require, as a condition of granting any Option or Right, that the grantee enter into an agreement with the Company providing that in the event of the termination of employment or service of the grantee for any reason (other than dismissal without cause) the grantee will not, for a period determined by the Committee at the time of grant, enter into any other employment, or participate directly or indirectly in any other business or enterprise that is competitive with the business of the Company or enter into any employment in which such employee will be called upon to utilize special knowledge and information obtained through employment with the Company or any subsidiary or parent corporation of the Company. The Committee also may require that the grantee not sell or otherwise dispose of Shares acquired pursuant to the exercise of an Option or a Right for a period of six months from the date of acquisition.

  The purchase price of Shares issuable upon exercise of an Incentive Option may not be less than 100% of the fair market value of such Shares on the date the Option is granted; provided, however, that, in the case of an Incentive Option granted to a person who, at the time of the grant, owns shares of the capital stock of the Company or of any subsidiary or parent corporation of the Company representing more than 10% of the total combined voting power of the outstanding capital stock of the Company or of such subsidiary or parent corporation (hereafter, a "Control Person"), the purchase price may not be less than 110% of such fair market value on the date the Option is granted. The purchase price of Shares issuable upon exercise of a Non-Qualified Option will be such amount as the Committee deems appropriate but may not be less than 100% of the fair market value of such Shares on the date the Option is granted. The purchase price must be paid in full at the time of exercise of the Option and payment must be made in cash, except that in lieu of cash, the holder of an Option may, if the instrument evidencing the Option so permits, exercise such Option, in whole or in part, by delivering to the Company outstanding shares of the Company's Common Stock owned by such holder. For purposes of determining the portion of the exercised Option being paid for by the delivery of Shares, such Shares shall be valued at their fair market value. All cash proceeds received by the Company from the exercise of Options will be used for general corporate purposes.

  In general, any Incentive Option granted under the Plan may be exercised during a period of not more than ten years from the date of grant (five years in the case of an Incentive Option granted to a Control Person), although a shorter period may be specified in the instrument evidencing such Incentive Option, in such amounts as the Committee may specify at the time of grant. A Non-Qualified Option may be exercised during the period specified by the Committee in the instrument evidencing such Non-Qualified Option. The Committee may fix and thereafter, may accelerate, in whole or in part, the period within which any Option may be exercised.

  In the discretion of the Committee, a Right may be granted (i) alone, (ii) simultaneously with the grant of an Option (either Incentive or Non-Qualified) and in conjunction therewith or in the alternative thereto or (iii) subsequent to the grant of a Non-Qualified Option and in conjunction therewith or in the alternative thereto.

  The exercise price of a Right granted alone will be set by the Committee at the time of grant but may not be less than 100% of the fair market value of one Share on the date of grant of such Right. A Right granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto must have the same exercise price as the related Option, may not be transferred except upon the same terms and conditions as those applicable to the related Option and must be exercisable to the same extent as the related Option; provided, however, that a Right, by its terms, may not be exercised unless, at the time of exercise, the fair market value of the Shares subject to the Right and related Option exceeds the exercise price thereof.

  Upon exercise of a Right granted simultaneously with or subsequent to an Option, and in the alternative thereto, the number of Shares for which the related Option may be exercised will be reduced by the number of

Shares for which the Right has been exercised. The number of Shares for which a Right is exercisable will be reduced upon any exercise of a related Option by the number of Shares for which such Option has been exercised.

  The holder of a Right may elect to receive cash, Shares or a combination of cash and Shares having an aggregate value equal to the product of (i) the excess of (x) the fair market value of one share of Common Stock on the date the Right is exercised over (y) the exercise price specified in such Right or its related Option, multiplied by (ii) the number of Shares with respect to which such Right is being exercised. A Right will be deemed exercised on the last day of its term, if not otherwise exercised by its holder, provided that the fair market value of the Shares subject to the Right exceeds the exercise price thereof on such date.

  The election by a holder of a Right to receive cash in full or partial settlement of a Right, and any exercise of such Right for cash, may be made only during the period beginning on the third business day following the date of release for publication by the Company of a quarterly or annual summary statement of earnings and ending on the twelfth business day following such date. The Committee, in its sole discretion, may disapprove, in whole or in part, a holder's election to receive cash.

  In the event of a Change of Control (as defined) of the Company, all then outstanding Options and Rights will become immediately exercisable. Moreover, the Committee may determine, in its discretion, that upon the occurrence of a Change of Control, Options and Rights will terminate within a specified number of days after notice to the holder thereof, and such holder shall receive, with respect to each Share subject to such Option or Right, cash in an amount equal to the excess of the fair market value of such Shares immediately prior to the occurrence of such transaction over the exercise price of such Option or Right. For purposes of the Plan, and except as noted below, a "Change of Control" will be deemed to occur if (a) there occurs a change in control of the direction and administration of the Company's business that would be required to be reported in response to Item 6(e) of Schedule 14A promulgated under the Exchange Act, or (b) any person (excluding any employee benefit plan) becomes the beneficial owner of securities representing 50% or more of the combined voting power of the Company's outstanding securities then entitled to vote for the election of directors, or (c) during any consecutive two-year period, those individuals who at the beginning of such period constituted the Board of Directors or who would be Continuing Directors (as defined) cease for any reason to constitute a majority of the Board of Directors, or (d) the Board of Directors approves the sale of all or substantially all of the Company's assets or any merger, consolidation or similar business combination involving the Company that would result in the occurrence of any event described in clause (b) or clause (c) above. However, none of the foregoing events will be deemed a Change of Control if it occurs as a result of an agreement or transaction approved by the Company's Continuing Directors who, in granting such approval, determine that it is not in the Company's best interest for such agreement or transaction to constitute a "Change of Control" for purposes of the Plan. The term "Continuing Directors" is defined in the Plan to mean and include each director of the Company in office on July 1, 1996 and any successor to any such director and additional director who, after that date, was nominated or selected by a majority of the Continuing Directors then in office and who, at the time of his nomination or selection, is not an "affiliate" or "associate" (as defined in Regulation 12B under the Exchange Act) of a Control Person of the Company.

  Options and Rights are non-transferable, except by will or the laws of descent and distribution. Upon termination of employment or service by the holder of an Option or Right, unless otherwise specified in the instrument evidencing the Option or Right, any Option or Right previously granted to that person pursuant to the Plan shall, to the extent not theretofore exercised, terminate and become null and void, except that (a) if the holder of an Option or Right dies (i) while in the service of the Company (or any subsidiary or parent thereof), or (ii) within three months following the termination of service by reason of retirement or dismissal other than for cause (as defined in the Plan), or
(iii) within one year following the holder's termination of service by reason of disability, the representative (or heirs or beneficiaries, if appropriate) of the holder of an Option or Right may, not later than one year from the date of the holder's death, exercise any Options or Rights which were exercisable on the date of such holder's death; and (b) if the termination of service is due to such holder's retirement, disability or dismissal other than for cause (as defined in the Plan), such holder or his legal representative shall have the right to exercise the Options or Rights which were exercisable on the date of termination of such holder's service, at any time up to and including (i) three months after the date of such termination of service in the case of termination by reason of retirement or dismissal other than for cause, and
(ii) one year after the date of termination of service in the case of termination by reason of disability. In no event, however, will any person be entitled to exercise any Option or Right after the period of exercisability of such Option or Right as specified therein.

  In the event of any change in the outstanding shares of Common Stock of the Company (through events such as a stock split, stock dividend, recapitalization, spin-off, split-up, split-off, merger, consolidation or reorganization of the Company or other like change in its capital structure), appropriate adjustments to the Options and Rights are to be made so that such Options and Rights become exercisable for such securities, cash or other property as would have been received in respect of Shares had the Option or Right been fully exercised prior to such change, and adjustments are to be made in the number of Shares and exercise price of Options and Rights to prevent dilution or enlargement of rights thereunder, subject to the rules of
Section 424(a) of the Code as to Incentive Options and related Rights.

  The Plan may be amended from time to time by the Board of Directors, with the concurrence of the Committee, provided that existing rights under any Option or Right theretofore granted may not be adversely affected without the consent of the holder thereof. In addition, the Board of Directors may not, without the approval of the Company's shareholders, make any amendment to the Plan that would increase the total number of shares reserved for issuance under the Plan (other than an increase to adjust for changes in capitalization), reduce the exercise price of an Incentive Option below 100% of the fair market value of the underlying Shares at the time such Incentive Option is granted, modify the provisions of the Plan relating to eligibility or materially increase the aggregate benefits that may be provided to participants under the Plan.

  The Board of Directors may at any time suspend or terminate the Plan, provided that rights and obligations under any Option or Right granted while the Plan is in effect may not be altered or impaired by suspension or termination of the Plan, except upon the consent of the holder thereof.

Federal Income Tax Consequences

 Incentive Options

  Incentive Options under the Plan are intended to meet the definitional requirements of Section 422(b) of the Code for "incentive stock options."

  Under the Code, the grantee of an Incentive Option generally is not subject to regular income tax upon the receipt or exercise of the Incentive Option. Special rules apply to an employee who exercises an Incentive Option by delivering Shares previously acquired pursuant to the exercise of an Incentive Option.

  For purposes of computing any alternative minimum tax liability, an employee who exercises an Incentive Option generally would be required to increase his or her "alternative minimum taxable income" by an amount equal to the excess of the fair market value of a Share at the time the Option is exercised over the exercise price and must compute his or her tax basis in the acquired Share as if such Share had been acquired through the exercise of a Non-Qualified Option (as described below). The amount of any minimum tax liability attributable to the exercise of an Incentive Option generally will be allowed as a credit offsetting regular tax liability in subsequent years.

  If, subsequent to the exercise of an Incentive Option (whether paid for in cash or in shares), the optionee holds the Shares received upon exercise for a period that exceeds the longer of two years from the date of grant or one year from the date of transfer pursuant to the exercise of such Option (the "applicable holding period"), the difference (if any) between the amount realized from the sale of such Shares and their tax basis to the holder will be taxed as long-term capital gain or loss (provided that such shares were held by the optionee as a capital asset at the time). If the holder is subject to the alternative minimum tax in the year of disposition, his or her tax basis in the Shares will be determined, for alternative minimum tax purposes, as described in the preceding paragraph. If, however, an optionee does not hold the Shares so acquired for the applicable holding period, thereby making a "disqualifying disposition," the optionee would realize ordinary income in the year of the disqualifying disposition on the excess of the fair market value of the Shares at the date the Incentive Option was exercised over the exercise price and the balance, if any, of income would be long-term capital gain (provided the holding period for the Shares exceeded one year and the optionee held the Shares as a capital asset at such time).

  A deduction will not be allowed to the employer corporation for federal income tax purposes with respect to the grant or exercise of an Incentive Option or the disposition, after the applicable holding period, of Shares acquired upon exercise of an Incentive Option. In the event of a disqualifying disposition, a federal income tax deduction will be allowed to the employer corporation in an amount equal to the ordinary income included by the optionee, provided that such amount constitutes an ordinary and necessary business expense to the employer corporation and is reasonable and the limitations of Sections 280G and 162(m) of the Code (as described below) do not apply.

 Non-Qualified Options and Stock Appreciation Rights.

  A Non-Qualified Option is one that is not intended to qualify as an incentive stock option under Section 422(b) of the Code. An individual who receives a Non-Qualified Option will not recognize any taxable income upon the grant of such Non-Qualified Option. In general, upon exercise of a Non-Qualified Option an individual will be treated as having received ordinary income in an amount equal to the excess of (i) the fair market value of the Shares at the time of exercise over (ii) the exercise price.

  An individual who receives a Right will not recognize any taxable income upon the grant of such Right. Generally, upon the receipt of cash or the transfer of Shares pursuant to the exercise of a Right, an individual will recognize ordinary income in an amount equal to the sum of the cash and the fair market value of the Shares received. In certain cases, a Right may be deemed for federal income tax purposes to have been exercised prior to actual exercise.

  In view of Section 16(b) of the Exchange Act, the timing of income recognition for any optionee who is an officer or director of the Company or a beneficial owner of more than ten percent (10%) of any class of equity securities of the Company may be deferred for a period (the "Deferral Period") following the exercise of a Non-Qualified Option or Right. Absent a written election (pursuant to Section 83(b) of the Code) filed with the Internal Revenue Service within 30 days after the date of transfer of the Shares pursuant to the exercise of the

Option or Right to include in income, as of the transfer date, the excess (on such date) of the fair market value of such Shares over their exercise price, recognition of income by the individual will be deferred until the expiration of the Deferral Period, if any.

  The ordinary income recognized with respect to the transfer of Shares or receipt of cash upon exercise of a Non-Qualified Option or a Right under the Plan will be subject to both wage withholding and employment taxes. In addition to the customary methods of satisfying the withholding tax liabilities that arise upon the exercise of a Right for Shares or upon the exercise of a Non-Qualified Option, an individual may satisfy the liability in whole or in part by directing its employer corporation to withhold Shares from those that would otherwise be issuable to the individual or by tendering other shares of Common Stock of the Company owned by the individual, valued at their fair market value as of the date that the tax withholding obligation arises. A deduction for federal income tax purposes will be allowed to the employer corporation in an amount equal to the ordinary income included by the individual, provided that such amount constitutes an ordinary and necessary business expense and is reasonable and the limitations of Section 162(m) and 280G of the Code do not apply.

 Change of Control

  As described above, upon a "change of control" of the Company (as defined in the Plan), all the then outstanding Options and Rights shall immediately become exercisable. In general, if the total amount of payments to certain individuals in the nature of compensation that are contingent upon a "change in control" (as defined in Section 280G of the Code) equals or exceeds three times the recipient's "base amount" (generally, such recipient's average annual compensation for the five years preceding the change in control), then, subject to certain exceptions, the payments may be treated as "excess parachute payments" under the Code, in which case a portion of such payments would be nondeductible to the employer corporation and the recipient would be subject to a 20% excise tax on such portion of the payments.

 Section 162(m)

  As discussed in the report of the Compensation and Stock Option Committee appearing elsewhere in this Proxy Statement, Section 162(m) of the Code generally limits to $1,000,000 per covered executive the deductibility for federal income tax purposes of annual compensation paid to a company's chief executive officer and each of its other four most highly compensated executive officers. The Plan is designed to permit Options and Rights granted thereunder to qualify as "performance based" compensation under Section 162(m) of the Code, thereby preserving the deductibility for federal income tax purposes of compensation that may be attributable to the exercise of such Options and Rights.

Regulation

  The Plan is neither qualified under the provisions of Section 401(a) of the Code, nor subject to any of the provisions of the Employee Retirement Income Security Act.

Stockholder Vote Required; Board Recommendation

  The affirmative vote of a majority of the shares present and voting at the Annual Meeting is required to approve the amendment to the Plan.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE
                                     PLAN.

                                 OTHER MATTERS

  As of the date of this Proxy Statement, the only business that the Board of Directors intends to present or knows that others will present at the meeting is that set forth above. If any other matter or matters are properly brought before the meeting or any adjournment thereof, the persons named in the accompanying form of proxy intend to vote on such matters in accordance with their judgment. Such discretionary authority may be exercised because the Company did not have notice of any shareholder proposal to be presented at the meeting by April 5, 1999.

  The cost of soliciting proxies will be borne by the Company. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and the Company will reimburse them for their reasonable out-of-pocket expenses. Officers and directors may also solicit proxies but will not be specifically compensated for making such solicitations. The Company has retained ChaseMellon L.L.C. to assist in soliciting proxies and to send proxy materials to brokerage houses and other custodians, nominees and fiduciaries for transmittal to their principals, at an estimated cost of $6,500 plus out-of-pocket expenses.

  The Board of Directors has selected the firm of Arthur Andersen LLP as the Company's independent public accountants for the current fiscal year. Arthur Andersen LLP has served as the Company's independent public accountants since 1968. Representatives of Arthur Andersen LLP are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

  As a matter of policy, the Company will accord confidentiality to the votes of individual shareholders, whether submitted by proxy or ballot, except in limited circumstances, including any contested election, or as may be necessary to meet legal requirements. The Company will continue its long-standing practice of retaining an independent tabulator to receive and tabulate the proxies and ballots and independent inspectors of election to certify the results.

  Any shareholder desiring to present a proposal at the 2000 Annual Meeting of Shareholders and wishing to have that proposal included in the Proxy Statement for that meeting must submit the same in writing to the Secretary of the Company at 120 Tokeneke Road, Darien, Connecticut 06820 in time to be received by January 19, 2000.

  If any shareholder proposes to make a proposal at the 2000 Annual Meeting, which proposal will not be included in the Company's proxy statement for such meeting, such proposal must be received by April 4, 2000 to be considered timely for purposes of Rule 14a-4(c) under the Securities Exchange Act of 1934. The form of proxy distributed by the Board of Directors for such meeting will confer discretionary authority to vote on any such proposal not received by such date. If any such proposal is received by such date, the proxy statement for the meeting will provide advice on the nature of the matter and how the Company intends to exercise its discretion to vote on each such matter.

                                          By Order of the Board of Directors

                                          Daniel J. McCauley,
                                          Secretary

May 20, 1999
Darien, Connecticut

                               ----------------

  THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, FOR THE YEAR ENDED DECEMBER 31, 1998, TO EACH SHAREHOLDER WHO FORWARDS A WRITTEN REQUEST TO THE SECRETARY, AIR EXPRESS INTERNATIONAL CORPORATION, 120 TOKENEKE ROAD, DARIEN, CONNECTICUT 06820. SUCH WRITTEN REQUEST MUST INCLUDE A GOOD FAITH REPRESENTATION THAT, AS OF MAY 6, 1999 (THE RECORD DATE), THE PERSON MAKING THE REQUEST WAS THE BENEFICIAL OWNER OF SECURITIES ENTITLED TO VOTE AT THE 1999 ANNUAL MEETING.

   COPIES OF SUCH FORM 10-K FURNISHED WITHOUT CHARGE WILL NOT INCLUDE ALL OF THE EXHIBITS THERETO, IF ANY, BUT WILL INCLUDE A LIST DESCRIBING ALL OF THE EXHIBITS NOT INCLUDED, COPIES OF WHICH WILL BE AVAILABLE AT A COST OF $1.00 PER PAGE.

                                                                        ANNEX A

                          1996 INCENTIVE STOCK PLAN,
                                  as amended

                                  I. PURPOSES

  Air Express International Corporation (the "Company") desires to afford certain of its key employees and directors who are not salaried employees of the Company (a "Non-Employee Director") and the key employees of any subsidiary corporation or parent corporation of the Company now existing or hereafter formed or acquired who are responsible for the continued growth of the Company an opportunity to acquire a proprietary interest in the Company, and thus to create in such persons an increased interest in and a greater concern for the welfare of the Company and its subsidiaries.

  The Company, by means of this 1996 Incentive Stock Plan (the "Plan"), seeks to retain the services of persons now holding key positions and to secure the services of persons capable of filling such positions.

  The stock options ("Options") and stock appreciation rights ("Rights") offered pursuant to the Plan are a matter of separate inducement and are not in lieu of any salary or other compensation for the services of any Non-Employee Director or key employee.

  The Options granted under the Plan are intended to be either incentive stock options ("Incentive Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options that do not meet the requirements for Incentive Options ("Non-Qualified Options"), but the Company makes no warranty as to the qualification of any Option as an Incentive Option.

                    II. AMOUNT OF STOCK SUBJECT TO THE PLAN

  The total number of shares of common stock of the Company that may be purchased or acquired pursuant to the exercise of Options or Rights granted under the Plan shall not exceed, in the aggregate, one million three hundred fifty thousand (1,350,000) shares of the authorized common stock, $.01 par value per share, of the Company (the "Shares"). The aggregate number of Shares with respect to which Options or Rights may be granted to any one Non-Employee Director or employee pursuant to the Plan shall not exceed one hundred eighty-seven thousand five hundred (187,500). Shares that are the subject of Rights and related Options shall be counted only once in determining whether the maximum number of Shares that may be purchased or awarded under the Plan has been exceeded.

  Shares acquired under the Plan may be either authorized but unissued Shares, Shares of issued stock held in the Company's treasury, or both, at the discretion of the Company. If and to the extent that Options or Rights granted under the Plan expire or terminate without having been exercised, the Shares covered by such expired or terminated Options or Rights shall again become available for award under the Plan.

  Except as provided in Articles XIX and XXII, the Company may, from time to time during the period beginning July 1, 1996 (the "Effective Date") and ending June 30, 2006 (the "Termination Date"), grant to

Non-Employee Directors and to certain key employees of the Company, or of any subsidiary corporation or parent corporation of the Company now existing or hereafter formed or acquired, Incentive Options and/or Non- Qualified Options and/or Rights under the terms hereinafter set forth.

  Provisions of the Plan that pertain to Options or Rights granted to an employee shall apply to Options, Rights or a combination thereof.

  As used in the Plan, the term "subsidiary corporation" and "parent corporation" shall mean, respectively, a corporation coming within the definition of such terms contained in Sections 424(f) and 424(e) of the Code.

                        III. ADMINISTRATION OF THE PLAN

  The board of directors of the Company (the "Board of Directors") shall designate from among its members an option committee (the "Committee") to administer the Plan. The Committee shall consist of no fewer than three members of the Board of Directors, each of whom shall be (i) a "disinterested person" within the meaning of Rule 16b-3 as in effect on the Effective Date (or any successor rule or regulation) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) an "outside director" within the meaning of Section 162(m) of the Code. A majority of the members of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee shall be the act of the Committee. Any member of the Committee may be removed at any time either with or without cause by resolution adopted by the Board of Directors, and any vacancy on the Committee at any time may be filled by resolution adopted by the Board of Directors.

  Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine the Non-Employee Directors and employees to whom Options or Rights shall be granted, the time when such Options or Rights shall be granted, the number of Shares which shall be subject to each Option or Right, the purchase price or exercise price of each Option or Right, the period(s) during which such Options or Rights shall be exercisable (whether in whole or in part) and the other terms and provisions thereof (which need not be identical).

  Subject to the express provisions of the Plan, the Committee also shall have authority to construe the Plan and the Options and Rights granted hereunder, to amend the Plan and the Options and Rights granted hereunder, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the Options (which need not be identical) and Rights (which need not be identical) granted hereunder and to make all other determinations necessary or advisable for administering the Plan. The Board of Directors or the Committee, as the case may be, also shall have the authority to require, in its discretion, as a condition of the granting of any such Option or Right, that the Non-Employee Director or employee agree (i) not to sell or otherwise dispose of Shares acquired pursuant to the exercise of Options or Rights for a period of six (6) months following the date of the grant of the exercised Rights or Options and (ii) that in the event of termination of service of such Non-Employee Director or employee, other than as a result of dismissal without cause, such Non-Employee Director or employee will not, for a period to be fixed at the time of the grant of the Option or Right, enter into any other employment or participate directly or indirectly in any other business or enterprise which is competitive with the business of the Company or any subsidiary or parent corporation of the Company, or enter into any employment in which such Non-Employee Director or employee will be called upon to utilize special knowledge obtained through service with the Company or any subsidiary or parent corporation thereof.

  The determination of the Committee on matters referred to in this Article III shall be conclusive.

  The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such legal counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company. No member or former member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award of Options or Rights granted under the Plan.

                                IV. ELIGIBILITY

  Options and Rights may be granted only to Non-Employee Directors or salaried key employees of the Company or of any subsidiary corporation or parent corporation of the Company, except as hereinafter provided. Any person who shall have retired from active service with the Company or a subsidiary corporation or parent corporation thereof, although such person shall have entered into a consulting contract with the Company or a subsidiary corporation or parent corporation thereof, shall not be eligible to receive an Option or a Right.

  The Plan does not create a right in any Non-Employee Director or employee to participate in the Plan nor does it create a right in any Non-Employee Director or employee to have any Options or Rights granted to him or her.

                          V. OPTION PRICE AND PAYMENT

  The price for each Share purchasable under any Non-Qualified Option granted hereunder shall be such amount as the Committee, in its best judgment, shall determine to be one hundred percent (100%) of the fair market value per Share at the date the Option is granted.

  The price for each Share purchasable under any Incentive Option granted hereunder shall be such amount as the Committee, in its best judgment, shall determine to be not less than one hundred percent (100%) of the fair market value per Share at the date the Option is granted; provided, however, that in the case of an Incentive Option granted to a person who, at the time such Option is granted, owns shares of the Company or any subsidiary corporation or parent corporation of the Company which possess more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or of any subsidiary corporation or parent corporation of the Company, the purchase price for each share shall be such amount as the Committee, in its best judgment, shall determine to be not less than one hundred ten percent (110%) of the fair market value per Share at the date the Option is granted. In determining stock ownership of an employee for any purposes under the Plan, the rules of Section 424(d) of the Code shall be applied, and the Committee may rely on representations of fact made to it by the employee and believed by it to be true.

  If the Shares are listed on a national securities exchange in the United States on any date on which the fair market value per Share is to be determined, the fair market value per Share shall be deemed to be the average of the high and low quotations at which such Shares are sold on such national securities exchange on the date such Option is granted. If the Shares are listed on a national securities exchange in the United States on such date but the Shares are not traded on such date, or such national securities exchange is not open for business on such date, the fair market value per Share shall be determined as of the closest preceding date on which such exchange shall have been open for business and the Shares were traded. If the Shares are listed on more than one national securities exchange in the United States on the date on which the fair market value per Share is to be determined, the Committee shall determine which national securities exchange shall be used for the purpose of determining the fair market value per Share.

  For purposes of this Plan, the determination by the Committee of the fair market value of a Share shall be conclusive.

  Upon the exercise of an Option granted hereunder, the Company shall cause the purchased Shares to be issued only when it shall have received the full purchase price for the Shares in cash or by certified check; provided, however, that in lieu of cash, the holder of an Option may, if and to the extent the terms of such Option so provide and to the extent permitted by applicable law, exercise an Option (a) in whole or in part, by delivering to the Company shares of common stock of the Company (in proper form for transfer and accompanied by all requisite stock transfer tax stamps or cash in lieu thereof) owned by such holder having a fair market value equal to the exercise price applicable to that portion of the Option being exercised by the delivery of such Shares or (b) in part, by delivering to the Company an executed promissory note on such terms and conditions as the Committee shall determine, in its sole discretion, at the time of grant; provided, however, that the principal amount of such note shall not exceed ninety percent (90%) (or such lesser percentage as would be permitted by applicable margin regulations) of the aggregate purchase price of the Shares then being purchased pursuant to the exercise of such Option. The fair market value of the stock so delivered shall be determined as of the date immediately preceding the date on which the Option is exercised, or as may be required in order to comply with or to conform to the requirements of any applicable laws or regulations.

                              VI. USE OF PROCEEDS

  The cash proceeds of the sale of Shares pursuant to the Plan are to be added to the general funds of the Company and used for its general corporate purposes.

         VII. TERM OF OPTIONS AND LIMITATIONS ON THE RIGHT OF EXERCISE

  Any Option shall be exercisable at such times, in such amounts and during such period or periods as the Committee shall determine at the time of the grant of such Option; provided, however, that an Incentive Option shall not be exercisable after the expiration of ten (10) years from the date such Option is granted; and provided further that, in the case of an Incentive Option granted to a person who, at the time such Option is granted, owns stock of the Company or any subsidiary or parent corporation of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any such subsidiary or parent corporation of the Company, such Option shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

  Except to the extent otherwise provided under the Code, to the extent that the aggregate fair market value of stock for which Incentive Options are exercisable for the first time by an employee during any calendar year (under all stock option plans of the Company and of any parent corporation or subsidiary corporation of the Company) exceeds one hundred thousand dollars ($100,000), such Options shall be treated as Non-Qualified

Options. For purposes of this limitation, (i) the fair market value of stock is determined as of the time the Option is granted, (ii) the limitation will be applied by taking into account Options in the order in which they were granted, and (iii) Incentive Options granted before 1987 shall not be taken into account.

  Subject to the provisions of Article XVIII, the Committee shall have the right to accelerate, in whole or in part, from time to time, conditionally or unconditionally, rights to exercise any Option granted hereunder.
To the extent that an Option is not exercised within the period of exercisability specified therein, it shall expire as to the then unexercised part.

  In no event shall an Option granted hereunder be exercised for a fraction of a Share.

                           VIII. EXERCISE OF OPTIONS

  Options granted under the Plan shall be exercised by the optionee as to all or part of the Shares covered thereby by the giving of written notice of the exercise thereof to the Corporate Secretary of the Company at the principal business office of the Company, specifying the number of Shares to be purchased and specifying a business day not more than (15) days from the date such notice is given, for the payment of the purchase price against delivery of the Shares being purchased. Subject to the terms of Articles XIV, XVI, and XVII, the Company shall cause certificates for the Shares so purchased to be delivered to the optionee at the principal business office of the Company, against payment of the full purchase price, on the date specified in the notice of exercise.

                         IX. STOCK APPRECIATION RIGHTS

  In the discretion of the Board of Directors, a Right may be granted (i) alone, (ii) simultaneously with the grant of an Option (either Incentive or Non-Qualified) and in conjunction therewith or in the alternative thereto or
(iii) subsequent to the grant of a Non-Qualified Option and in conjunction therewith or in the alternative thereto.

  The exercise price of a Right granted alone shall be determined by the Committee, but shall not be less than one hundred percent (100%) of the fair market value of one Share on the date of the grant of such Right. A Right granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that a Right, by its terms, shall be exercisable only when the fair market value of the Shares subject to the Right and related Option exceeds the exercise price thereof.

  Upon exercise of a Right granted simultaneously with or subsequent to an Option and in the alternative thereto, the number of Shares for which the related Option shall be exercisable shall be reduced by the number of Shares for which the Right shall have been exercised. The number of Shares for which a Right shall be exercisable shall be reduced upon any exercise of a related Option by the number of Shares for which such Option shall have been exercised.

  Any Right shall be exercisable upon such additional terms and conditions as may from time to time be prescribed by the Committee.

  A Right shall entitle the holder upon exercise thereof to receive from the Company, upon a written request filed with the Secretary of the Company at its principal offices (the "Request"), a number of Shares (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Board of Directors in its sole discretion), an amount of cash, or any combination of Shares and cash, as specified in the Request (but subject to the approval of the Committee in its sole discretion, at any time up to and including the time of payment, as to the making of any cash payment), having an aggregate fair market value equal to the product of (i) the excess of the fair market value on the day of such Request of one Share over the exercise price per Share specified in such Right or its related Option, multiplied by (ii) the number of Shares for which such Right shall be exercised.

  Any election by a holder of a Right to receive cash in full or partial settlement of such Right, and any exercise of such Right for cash, may be made only by a Request filed with the Corporate Secretary of the Company during the period beginning on the third business day following the date of release for publication by the Company of quarterly or annual summary statements of earnings and ending on the twelfth business day following such date. Within thirty (30) days of the receipt by the Company of a Request to receive cash in full or partial settlement of a Right or to exercise such Right for cash, the Committee shall, in its sole discretion, either consent to or disapprove, in whole or in part, such Request. A Request to receive cash in full or partial settlement of a Right or to exercise a Right for cash may provide that, in the event the Committee shall disapprove such Request, such Request shall be deemed to be an exercise of such Right for Shares.

  If the Committee disapproves in whole or in part any election by a holder to receive cash in full or partial settlement of a Right or to exercise such Right for cash, such disapproval shall not affect such holder's right to exercise such Right at a later date, to the extent that such Right shall be otherwise exercisable, or to elect the form of payment at a later date, provided that an election to receive cash upon such later exercise shall be subject to the approval of the Committee. Additionally, such disapproval shall not affect such holder's right to exercise any related Option or Options granted to such holder under the Plan.

  A holder of a Right shall not be entitled to request or receive cash in full or partial payment of such Right, if such Right or the related Option shall have been exercised during the first six (6) months of its respective term; provided, however, that such prohibition shall not apply if the holder of such Right dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the expiration of such six-month period, or if such holder is not a director or officer of the Company or a beneficial owner of the Company who is described in Section 16(a) of the Exchange Act.

  A Right shall be deemed exercised on the last day of its term, if not otherwise exercised by the holder thereof, provided that the fair market value of the Shares subject to the Right exceeds the exercise price thereof on such date.

  For all purposes of this Article IX, the fair market value of Shares shall be determined in accordance with the principles set forth in Article V.

        X. NONTRANSFERABILITY OF OPTIONS AND STOCK APPRECIATION RIGHTS

  Neither an Option nor a Right granted hereunder shall be transferable, whether by operation of law or otherwise, other than by will or the laws of descent and distribution, and any Option or Right granted hereunder shall be exercisable, during the lifetime of the holder, only by such holder.

                          XI. TERMINATION OF SERVICE

  Upon termination of service with the Company and any and all subsidiary and parent corporations of the Company by the holder of any Right or Option, an Option or Right previously granted to the holder, unless otherwise specified by the Committee in the Option or Right, shall, to the extent not theretofore exercised, terminate and become null and void, provided that:

    (a) if the holder shall die while in the service of such corporation or during either the three (3)-month or one (1)-year period, whichever is applicable, specified in clause (b) below and at a time when such holder was entitled to exercise an Option or Right as herein provided, the legal representative of such holder, or such person who acquired such Option or Right by bequest or inheritance or by reason of the death of the holder, may, not later than one (1) year from the date of death, exercise such Option or Right, to the extent not theretofore exercised, in respect of any or all of such number of Shares as specified by the Committee in such Option or Right; and

    (b) if the service of any holder to whom an Option or Right shall have been granted shall terminate by reason of the holder's retirement (at such age or upon such conditions as shall be specified by the Board of Directors), disability (as described in Section 22(e)(3) of the Code) or dismissal by the Company or the employer other than for cause (as defined below), and while such holder is entitled to exercise such Option or Right as herein provided, such holder shall have the right to exercise such Option or Right so granted, to the extent not theretofore exercised, in respect of any or all of such number of Shares as specified by the Committee in such Option or Right, at any time up to and including (i) three (3) months after the date of such termination of service in the case of termination by reason of retirement or dismissal other than for cause and (ii) one (1) year after the date of termination of service in the case of termination by reason of disability.

  In no event, however, shall any person be entitled to exercise any Option or Right after the expiration of the period of exercisability of such Option or Right as specified therein.

  If the holder of an Option or Right voluntarily terminates his or her service or is discharged for cause, any Option or Right granted hereunder shall, unless otherwise specified by the Committee in the Option or Right, forthwith terminate with respect to any unexercised portion thereof.

  If an Option or Right granted hereunder shall be exercised by the legal representative of a deceased holder or former holder, or by a person who acquired an Option or Right granted hereunder by bequest or inheritance or by reason of the death of any holder or former holder, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such Option or Right.

  For the purposes of the Plan, the term "for cause" shall mean (i) with respect to a holder who is a party to a written agreement with, or, alternatively, participates in a compensation or benefit plan of the Company or a subsidiary or parent corporation of the Company, which agreement or plan contains a definition of "for cause" or "cause" (or words of like import) for purposes of termination of employment thereunder by the Company or such subsidiary or parent corporation of the Company, "for cause" or "cause" as defined in the most recent of such agreements or plans, or (ii) in all other cases, as determined by the Committee, in its sole discretion, (a) the willful commission by a holder of a criminal or other act that causes or probably will cause substantial economic damage to the Company or a subsidiary or parent corporation of the Company or substantial injury to the business reputation of the Company or a subsidiary or parent corporation of the Company; (b) the commission by a holder of an act of fraud in the performance of such holder's duties on behalf of the Company or a subsidiary or parent corporation of the Company; or
(c) the continuing willful failure of a holder to perform the duties of such holder to the Company or a subsidiary or parent corporation of the Company (other than such failure resulting from the holder's incapacity due to physical or mental illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to the holder by the chief executive officer or, in the case of a holder who is a Non-Employee Director or senior executive officer of the Company or a subsidiary or parent corporation, the Board of Directors of the Company or such subsidiary or parent corporation, as the case may be. For purposes of the Plan, no act, or failure to act, on the holder's part shall be considered "willful" unless done or omitted to be done by the holder not in good faith and without reasonable belief that the holder's action or omission was in the best interest of the Company or a subsidiary or parent corporation of the Company.

  For the purposes of the Plan, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of the determination, the individual was an "employee" of such corporation for purposes of Section 422(a) of the Code. If an individual is on military, sick leave or other bona fide leave of absence, such individual shall be considered an "employee" for purposes of the exercise of an Option or Right and shall be entitled to exercise such Option or Right during such leave if the period of such leave does not exceed 90 days, or, if longer, so long as the individual's right to reemployment with the corporation granting the option (or a related corporation) is guaranteed either by statute or by contract. If the period of leave exceeds ninety (90) days, the employment relationship shall be deemed to have terminated on the ninety-first (91st) day of such leave, unless the individual's right to reemployment is guaranteed by statute or contract.

  A termination of employment shall not be deemed to occur by reason of (i) the transfer of an employee from employment by the Company to employment by a subsidiary corporation or a parent corporation of the Company or (ii) the transfer of an employee from employment by a subsidiary corporation or a parent corporation of the Company to employment by the Company or by another subsidiary corporation or parent corporation of the Company.

  In the event of the complete liquidation or dissolution of a subsidiary corporation, or in the event that such corporation ceases to be a subsidiary corporation, any unexercised Options or Rights theretofore granted to any person employed by such subsidiary corporation will be deemed canceled unless such person is employed by the Company or by any parent corporation or another subsidiary corporation after the occurrence of such event. In the event an Option or Right is to be canceled pursuant to the provisions of the previous sentence, notice of such cancellation will be given to each employee holding unexercised Options, and such holder will have the right to exercise such Options or Rights in full (without regard to any limitation set forth or imposed pursuant to Article VII) during the 30 day period following notice of such cancellation.

           XII. ADJUSTMENT OF SHARES; EFFECT OF CERTAIN TRANSACTIONS

  In the event of any change in the outstanding Shares through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or other like change in capital structure of the Company, an adjustment shall be made to each outstanding Option and Right such that each such Option and Right shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Shares subject to such Option or Right had such Option or Right been exercised in full immediately prior to such change, and such an adjustment shall be made successively each time any such change shall occur. The term "Shares" after any such change shall refer to the securities, cash and/or property then receivable upon exercise of an Option or Right. In addition, in the event of any such change, the Committee shall make any further adjustment as may be appropriate to the maximum number of Shares which may be acquired under the Plan pursuant to the exercise of Options and Rights, the maximum number of Shares which may be so acquired by any one Non-Employee Director or employee and the number of Shares and price per Share subject to outstanding Options or Rights as shall be equitable to prevent dilution or enlargement of rights under such Options or Rights, and the determination of the Committee as to these matters shall be conclusive. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Option and any related Right shall comply with the rules of Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Option granted hereunder other than an "incentive stock option" for purposes of Section 422 of the Code.

  In the event of a "change in control" of the Company, all then outstanding Options and Rights shall immediately become exercisable. For purposes of the Plan, a "change in control" of the Company occurs if:

    (a) there occurs a change in control of the direction and administration of the Company's business of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or any successor rule or regulation) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement; or

    (b) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act but excluding any employee benefit plan of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's outstanding securities then entitled ordinarily (and apart from rights accruing under special circumstances) to vote for the election of directors; or

    (c) during any period of two (2) consecutive years, the individuals who at the beginning of such period constitute the Board of Directors or any individuals who would be "Continuing Directors" (as hereinafter defined) cease for any reason to constitute at least a majority thereof; or

    (d) the Board of Directors shall approve a sale of all or substantially all of the assets of the Company; or

    (e) the Board of Directors shall approve any merger, consolidation, or like business combination or reorganization of the Company, the consummation of which would result in the occurrence of any event described in clause (b) or (c) above;

provided, however, that none of the foregoing events shall constitute a Change in Control if such event occurs as a result of an agreement or transaction approved by the "Continuing Directors," either before or after the occurrence of such event, and the Continuing Directors in approving such agreement or transaction determine that it is not in the best interest of the Company for such agreement or transaction to constitute a Change in Control for purposes of the Plan.

  For purposes of the Plan, "Continuing Directors" shall mean and include each director of the Company in office on the Effective Date and any successor to any such director and any additional director who (i) after the Effective Date was nominated or selected by a majority of the Continuing Directors in office at the time of his nomination or selection and (ii) at the time of his nomination or selection is not an "affiliate" or "associate" (as defined in Regulation 12B under the Exchange Act) of any person who is the beneficial owner, directly or indirectly, of securities representing ten percent (10%) or more of the combined voting power of the Company's outstanding securities then entitled ordinarily to vote for the election of directors.

  The Committee, in its discretion, may determine that, upon the occurrence of a transaction described in the second preceding paragraph, each Option or Right outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each Share subject to such Option or Right, cash in an amount equal to the excess of the fair market value of such Share immediately prior to the occurrence of such transaction over the exercise price per Share of such Option or Right. The provisions contained in the preceding sentence shall be inapplicable to an Option or Right granted within six (6) months before the occurrence of a transaction described above if the holder of such Option or Right is a director or officer of the Company or a beneficial owner of the Company who is described in Section 16(a) of the Exchange Act, unless such holder dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the expiration of such six-month period.

                       XIII. RIGHT TO TERMINATE SERVICE

  The Plan shall not impose any obligation on the Company or on any subsidiary corporation or parent corporation thereof to continue the service of any holder of Options or Rights; and it shall not impose any obligation on the part of any holder of Options or Rights to remain in the service of the Company or of any subsidiary corporation or parent corporation thereof.

                         XIV. PURCHASE FOR INVESTMENT

  Except as hereinafter provided, the Board of Directors may require the holder of an Option or Right, as a condition upon exercise of any Option or Right granted hereunder, to execute and deliver to the Company (a) stock powers with respect to Shares underlying a particular Option or Right and required to be held by a custodian, and (b) a written statement, in form satisfactory to the Committee, in which the holder represents and warrants that Shares are being acquired for such person's own account for investment only and not with a view to the resale or distribution thereof. The holder shall, at the request of the Committee, be required to represent and warrant in writing that any subsequent resale or distribution of Shares by the holder shall be made only pursuant to either (i) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which Registration Statement has become effective and is current with regard to the Shares being sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the holder shall, prior to any offer of sale or sale of such Shares, obtain a prior favorable written opinion of counsel, in form and substance satisfactory to counsel for the Company, as to the application of such exemption thereto. The foregoing restriction shall not apply to (i) issuances by the Company so long as the Shares being issued are registered under the Securities Act and a prospectus in respect thereof is current or (ii) reofferings of Shares by affiliates of the Company (as defined in Rule 405 or any successor rule or regulation promulgated under the Securities Act) if the Shares being reoffered are registered under the Securities Act and a prospectus in respect thereof is current.

            XV. ISSUE OF CERTIFICATES; LEGENDS, PAYMENT OF EXPENSES

  Upon any exercise of an Option or Right which may be granted hereunder and, in the case of an Option, payment of the purchase price, a certificate or certificates for the Shares shall be issued by the Company in the name of the person exercising the Option or Right and shall be delivered to or upon the order of such person.

  The Company may endorse such legend or legends upon the certificates for Shares issued pursuant to the Plan and may issue such "stop transfer" instructions to its transfer agent in respect of such Shares as, in its discretion, it determines to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, (ii) implement the provisions of the Plan and any agreement between the Company and the optionee or grantee with respect to such Shares, or (iii) permit the Company to determine the occurrence of a disqualifying disposition, as described in Section 421(b) of the Code, of Shares transferred upon exercise of an Incentive Option granted under the Plan.

  The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of Shares, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer, except fees and expenses which may be necessitated by the filing or amending of a Registration Statement under the Securities Act, which fees and expenses shall be borne by the recipient of the Shares unless such Registration Statement has been filed by the Company for its own corporate purposes (and the Company so states) in which event the recipient of the Shares shall bear only such fees and expenses as are attributable solely to the inclusion of the Shares he or she receives in the Registration Statement.

  All Shares issued as provided herein shall be fully paid and nonassessable to the extent permitted by law.

                            XVI. WITHHOLDING TAXES

  The Company may require a holder of a Right or Non-Qualified Option exercising a Right or a Non-Qualified Option granted hereunder, or disposing of Shares acquired pursuant to the exercise of an Incentive Option in a disqualifying disposition (within the meaning of Section 421(b) of the Code), to reimburse the corporation for whom such holder provides service for any taxes required by any government to be withheld or otherwise deducted and paid by such corporation in respect of the issuance or disposition of such Shares. In lieu thereof, the corporation for whom such holder provides service shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the holder upon such terms and conditions as the Board of Directors of such corporation shall prescribe. The corporation for whom such holder provides service may, in its discretion, hold the stock certificate to which such holder is entitled upon the exercise of an Option as security for the payment of such withholding tax liability, until cash sufficient to pay that liability has been accumulated. In addition, at any time that the Company becomes subject to a withholding obligation under applicable law with respect to the exercise of a Right or Non-Qualified Option (the "Tax Date"), except as set forth below, a holder of a Right or Non-Qualified Option may elect to satisfy, in whole or in part, the holder's related personal tax liabilities (an "Election") by (i) directing the Company to withhold from Shares issuable in the related exercise either a specified number of Shares or Shares having a specified value (in each case not in excess of the related personal tax liabilities), (ii) tendering Shares previously issued pursuant to the exercise of an Option or Right or other shares of the Company's common stock owned by the holder or (iii) combining any or all of the foregoing options in any fashion. An Election shall be irrevocable. The withheld Shares and other shares tendered in payment should be valued at their fair market value (determined in accordance with the principles set forth in Article V of the Plan) on the Tax Date. The Committee may disapprove of any Election, suspend or terminate the right to make Elections or provide that the right to make Elections shall not apply to particular Shares or exercises. If a holder is a person subject to Section 16 of the Exchange Act then (1) any Election by such holder must be made (i) at least six months prior to the relevant Tax Date or (ii) on or prior to the relevant Tax Date and during a period that begins on the third business day following the date of release of publication of the Company's quarterly or annual summary statements of sales and earnings and that ends on the twelfth business day following such date and
(2) the Election may not be made with respect to an exercise, or the withholding obligation arising thereon, if the relevant Right or Non-Qualified Option was granted six months or less prior to the date of Election. The Committee may impose any other conditions or restrictions on the right to make an Election as it shall deem appropriate.

                  XVII. LISTING OF SHARES AND RELATED MATTERS

  The Committee may delay any award, issuance or delivery of Shares if it determines that listing, registration or qualification of Shares or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the sale or purchase of Shares under the Plan, until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee.

                         XVIII. AMENDMENT OF THE PLAN

  The Board of Directors, with the concurrence of the Committee, may, from time to time, amend the Plan, provided that, without the approval of the shareholders of the Company, no amendment shall be made that will (i) increase the total number of Shares reserved for Options under the Plan (other than an increase resulting from an adjustment provided for in Article XII), (ii) reduce the exercise price of any Incentive Option granted hereunder below the price required by Article V, (iii) modify the provisions of the Plan relating to eligibility, or (iv) materially increase the benefits accruing to participants under the Plan. The Board of Directors shall be authorized to amend the Plan and the Options granted hereunder to the extent necessary to permit the Incentive Options granted hereunder to qualify as incentive stock options within the meaning of Section 422 of the Code. The rights and obligations under any Option or Right granted before amendment of the Plan or any unexercised portion of such Option or Right shall not be adversely affected by amendment of the Plan, Option or Right without the consent of the holder of such Option or Right.

                  XIX. TERMINATION OR SUSPENSION OF THE PLAN

  The Board of Directors may at any time suspend or terminate the Plan. The Plan, unless sooner terminated under Article XXII or by action of the Board of Directors, shall terminate at the close of business on the Termination Date. Options and Rights may not be granted while the Plan is suspended or after it is terminated. Rights and obligations under any Option or Right granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except upon the consent of the person to whom the Option or Right was granted. The power of the Committee to construe and administer any Options or Rights granted prior to the termination or suspension of the Plan under Article III nevertheless shall continue after such termination or during such suspension.

                               XX. GOVERNING LAW

  The Plan, such Options and Rights as may be granted hereunder and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware from time to time obtaining.

                            XXI. PARTIAL INVALIDITY

  The invalidity or illegality of any provision herein shall not be deemed to affect the validity of any other provision.

                             XXII. EFFECTIVE DATE

  The Plan shall become effective at 9:00 A.M., New York City time, on the Effective Date; provided, however, that if the Plan [or the amendment to the Plan to permit the grant of Options and Rights to Non-Employee Directors] is not approved by a vote of the shareholders of the Company at an annual meeting or any special meeting or by unanimous written consent on or prior to December 31, 1996 [or, with respect to the amendment, the Annual Meeting of Shareholders of the Company to be held in 1999], it will be of no effect and any Options or Rights previously granted under the Plan will be void.

                     AIR EXPRESS INTERNATIONAL CORPORATION
              Proxy Solicited on Behalf of the Board of Directors
                                      for
                        Annual Meeting of Shareholders
                                 June 17, 1999

The undersigned, revoking any proxy heretofore given, hereby appoints HENDRIK J. HARTONG, JR., GUENTER ROHRMANN and DANIEL J. McCAULEY, or each or any of them, the attorney and proxy of the undersigned, with full power of substitution, to vote on behalf of the undersigned all shares that the undersigned, if personally present, would be entitled to vote at the Annual Meeting of Shareholders of Air Express International Corporation to be held on June 17, 1999, at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, Connecticut 06870, at 11:00 a.m., Eastern Daylight Time, and at any adjournment thereof.

Unless a contrary direction is indicated, this Proxy will be voted FOR the election as directors of all nominees listed in the accompanying Proxy Statement, and FOR the amendment to the Company's 1996 Incentive Stock Plan to permit the grant of stock options and stock appreciation rights to members of the board of directors of the company who are not salaried employees of the company all as more fully described in the Proxy Statement; if specific instructions are indicated, this Proxy will be voted in accordance therewith. The Board of Directors recommends a vote FOR all of the listed nominees, and FOR the amendment to the Company's 1996 Incentive Stock Plan.



                                   (continued, and to be signed on reverse side)

                                                        Please mark     [X]
                                                        your votes as
                                                        indicated in
                                                        this example


1. Election of Directors:

   Nominees: John M. Fowler, Hendrik J. Hartong, Jr., Donald J. Keller, Andrew
   L. Lewis IV, Richard T. Niner, John Radziwill, and Guenter Rohrmann.

   (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)

   -----------------------------------------------------------------------------


            FOR all Nominees                     WITHHOLD
        listed (except as noted                 AUTHORITY
           to the contrary)

                 [_]                               [_]


2. To approve an amendment to the Company's 1996 Incentive Stock Plan to permit the grant of stock options and stock appreciation rights to members of the board of directors of the company who are not salaried employees of the company.

                   FOR               AGAINST                 ABSTAIN

                   [_]                 [_]                     [_]


3. In their discretion, the Proxies are authorized to transact such other business as may properly come before the meeting, or any other adjournment thereof.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE, AND FOR THE AMENDMENT TO THE COMPANY'S 1996 INCENTIVE STOCK PLAN.

     I PLAN TO ATTEND MEETING [_]

   Please sign exactly as name appears hereon. If the shares are registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys-in-fact, general partners and other persons acting in a representative capacity should add their title. When the proxy is given by a corporation, it should be signed by an authorized officer.

   Dated                                   1999
        -----------------------------------

   --------------------------------------------

   --------------------------------------------
   PLEASE COMPLETE, FILL IN DATE, SIGN AND MAIL
   THIS PROXY PROMPTLY USING THE ENCLOSED POST-
   PAID ENVELOPE.